UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): July 12, 2017

Brekford Traffic Safety, Inc.
(Exact name of registrant as specified in charter)

Delaware	000-52719	20-4086662
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

7020 Dorsey Road
Hanover, Maryland 21076
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (443) 557-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01
Entry into a Material Definitive Agreement

On July 12, 2017, Brekford Traffic Safety, Inc. (formerly known as Brekford Corp.) a Delaware corporation (the “Company”) entered into that certain Second Amended and Restated Agreement and Plan of Merger (the “Second Amended and Restated Merger Agreement”) by and among KeyStone Solutions, Inc., a Delaware corporation, the Company, Novume Solutions, Inc., a Delaware corporation, Brekford Merger Sub, Inc., a Delaware corporation, and KeyStone Merger Sub, LLC, a Delaware limited liability company, previously existing as KeyStone Merger Sub, Inc., a Delaware corporation (“KeyStone Merger Sub”). Capitalized terms used herein but not otherwise defined herein have the meanings set forth in the Second Amended and Restated Agreement and Plan of Merger.

The Second Amended and Restated Merger Agreement reflects adjustments to that certain Agreement and Plan of Merger previously entered into by such parties on February 10, 2017 (the “Merger Agreement”), as amended.  The purpose of the current amendment and restatement was primarily to acknowledge the conversion of KeyStone Merger Sub from a Delaware corporation to a Delaware limited liability company, to clarify which closing conditions were waivable and to extend the Termination Date until August 31, 2017.

The Merger Agreement was previously amended and restated on June 7, 2017. The parties entered into the first Amended and Restated Agreement and Plan of Merger (the “First Amended and Restated Merger Agreement”) after it was determined that calculations involved in the exchange of securities described therein would be simpler if i) KeyStone Preferred Stock was exchanged for Novume Preferred Stock at a 1:1 exchange ratio rather than at the same ratio as KeyStone Common Stock was exchanged for Novume Common Stock, and ii) fractional shares were cashed out rather than rounded up, as previously contemplated.

The changes to the Merger Agreement provided for by each of the First Amended and Restated Merger Agreement and the Second Amended and Restated Merger Agreement left the business proposition of the Mergers, and the value of the Merger Consideration, unaffected.

The foregoing information is a summary of each of the Second Amended and Restated Merger Agreement and the First Amended and Restated Merger Agreement, is not complete, and is qualified in its entirety by reference to the full text of each of the Second Amended and Restated Merger Agreement and the First Amended and Restated Merger Agreement. A copy of the Second Amended and Restated Merger Agreement is attached as Exhibit 10.1 hereto and incorporated by reference herein; and a copy of the First Amended and Restated Merger Agreement is attached as Exhibit 10.2 and incorporated by reference herein.

Readers should review the Second Amended and Restated Merger Agreement and the First Amended and Restated Merger Agreement for a complete understanding of the terms and conditions associated with this transaction. Additionally, the material terms of the Merger Agreement were previously disclosed in Amendment No. 1 to a Current Report on Form 8-K, filed by the Company on February 14, 2017, and an amendment to the Merger Agreement was disclosed in the Current Report on Form 8-K filed by the Company on May 10, 2017.

(d) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description of Exhibit
10.1	Second Amended and Restated Agreement and Plan of Merger, dated July 12, 2017
10.2	Amended and Restated Agreement and Plan of Merger, dated June 7, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brekford Traffic Safety, Inc.

Date: July 14, 2017	By:	/s/ Rodney Hillman
	Name:	Rodney Hillman
	Title:	President and Chief Operating Officer